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                                                                     EXHIBIT (J)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Post-Effective Amendment No. 45 to the Registration Statement of Eaton Vance Income Fund of Boston (1933 Act File No. 02-42722) of our report dated November 6, 1998, which report is included in the Annual Report to Shareholders for the year ended September 30, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the caption "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP
                                  ------------------------------
                                      PRICEWATERHOUSECOOPERS LLP


January 22, 1999
Boston, Massachusetts